Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (Amendment No. 1) of our report dated September 24, 2014 relating to the consolidated financial statements of DHX Media Ltd. and subsidiaries, which appears in Exhibit 99.12 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 28, 2015 and is incorporated by reference in this Registration Statement on Form F-10 (Amendment No. 1).

We also consent to the reference to us under the heading “Legal Matters and Interests of Experts” in this Registration Statement on Form F-10 (Amendment No. 1).

/s/ PricewaterhouseCoopers LLP
Chartered Accountants Halifax, Nova Scotia July 2, 2015